UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 7, 2004

Digi International Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17972	41-1532464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11001 Bren Road East Minnetonka, Minnesota	55343

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 912-3444

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

     From time to time, Digi International Inc. (the “Company”) makes stock option awards to employees (including executive officers) pursuant to the stockholder-approved Stock Option Plan of the Company as Amended and Restated as of January 22, 2003, a copy of which is on file with the SEC as Exhibit Number 10(a) to the Company’s Form 10-Q for the quarter ended December 31, 2002 (File no. 0-17972), and the stockholder-approved 2000 Omnibus Stock Plan of the Company as Amended and Restated as of January 22, 2003, a copy of which is on file with the SEC as Exhibit Number 10(g) to the Company’s Form 10-Q for the quarter ended December 31, 2002 (File no. 0-17972). The Company is filing herewith a copy of the form of Notice of Grant of Stock Options and Option Agreement and Terms and Conditions of Nonstatutory Stock Option Agreement granted under the Plan. Stock options granted to executive officers from time to time are issued pursuant to this general form of agreement.

     On September 7, 2004, the Company granted the following stock options to executive officers pursuant to the form of agreement described above and filed as an exhibit hereto:

Name	Options
Bruce H. Berger	40,000
Joseph T. Dunsmore	80,000
Subramanian Krishnan	40,000

The options vest as to 25% of the shares on the first anniversary of the date of grant, which was September 7, 2004, and thereafter in 36 equal monthly increments, subject to accelerated vesting upon a change of control as described in the option agreement. The options expire on September 7, 2014. The exercise price of the options is $10.78 per share. These executive officers are parties to employment agreements with the Company that are described in the Company’s SEC filings.

Item 9.01.    Financial Statements and Exhibits.

(c)      Exhibits. The following exhibit is filed herewith:

10(a)	Form of Notice of Grant of Stock Options and Option Agreement and Terms and Conditions of Nonstatutory Stock Option Agreement.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGI INTERNATIONAL INC.

Date: September 13, 2004	By	/s/ Joseph T. Dunsmore

Joseph T. Dunsmore Chairman, President and Chief Executive Officer

3

EXHIBIT INDEX

No.	Exhibit	Manner of Filing

10(a)	Form of Notice of Grant of Stock Options and Option Agreement and Terms and Conditions of Nonstatutory Stock Option Agreement.	Filed Electronically